Exhibit 10.1(a)

FIRST AMENDMENT TO AMENDED AND RESTATED

SERVICING AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED SERVICING AGREEMENT (“Amendment”) is entered into as of the 1st day of January 2010, by and among Discover Bank (“DB”) and DFS Services LLC (“DFS”).

WHEREAS, DB and DFS entered into a certain Amended and Restated Servicing Agreement (“Agreement”) as of January 1, 2007 for the provision of services by DFS to DB.

WHEREAS, DB and DFS desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, both the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement pursuant to Section 12.D of the Agreement as follows:

1. Exhibit A to the Agreement is hereby deleted in its entirety and the attached Exhibit A shall be attached to the Agreement in lieu thereof.

2. A new clause (x) shall be added to Section 2.H of the Agreement:

“(x) support functions, including finance, human resources, audit, risk management, law and compliance, executive management and strategic support functions, and other general overhead.”

3. Capitalized terms not herein defined shall have the meaning ascribed to such terms in the Agreement.

4. Unless otherwise set forth herein, the Agreement shall remain in full force and effect.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original. Facsimile signatures shall be deemed originals.

Execution Page to Follow

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

DISCOVER BANK

By:	/s/ Michael F. Rickert
	Name:	Michael F. Rickert
	Title:	Chief Financial Officer

DFS SERVICES LLC

By:	/s/ Roger Hochschild
	Name:	Roger Hochschild
	Title:	President

EXHIBIT A

to First Amendment to Amended and Restated Servicing Agreement

Discover Financial Services LLC

SERVICING FEES CHARGED TO DISCOVER BANK

EFFECTIVE DECEMBER 1, 2009

Discover Bank (“DB”) will pay Discover Financial Services LLC (“DFS”) for costs, plus any agreed upon mark up and other adjustments, incurred by DFS in its role of providing services for DB in advance, on a monthly basis, based on estimates provided by DFS. DFS shall provide a reconciliation to DB within thirty (30) days of the end of each month in accordance with procedures agreed upon by DB and DFS. In case of a shortfall, DB shall pay DFS the amount of such shortfall within five (5) business days after the end of the following month. In the case of overpayment, DFS shall pay DB the amount of such overpayment within five (5) business days after the end of the following month. The amounts invoiced may include, but are not limited to, into the following general categories:

Marketing

Customer Services, Collections and Other Services

Credit Risk

Business Technology, Corporate Support Services and Other General Overhead

Included in the billing of the general categories noted above, DFS may bill DB for various services and supplies that DFS obtains from other providers in connection with servicing DB’s customers, which may include a DFS markup to DB to reflect the benefit of DFS’s management of the relationships with these other providers. The amounts charged will be equal to the amounts paid by DFS, plus any agreed upon markup and other adjustments.

If new categories of items arise that are procured from outside providers, DFS will be allowed to include them in the service fee charged, provided they are separately identified in the invoice to DB, and a DB officer approves the new item on the invoice.

Amount To Be Invoiced Under Servicing Fee

It is agreed that amounts invoiced by DFS under the servicing agreement with DB will not cause DB’s ratio of non-interest expense (calculated on a consolidated basis with Discover Products Inc.) to average loans for the entire fiscal year to be more than the average of the same non-interest expense ratio for the group of peer banks for the most recently completed fiscal year for which information is available. The parties agree that the fees charged to DB hereunder will not exceed the fees that DB would have been charged for the Services by an unaffiliated third party.